UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14C

(Rule 14c-101)
SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
 of the Securities Exchange Act of 1934

Check the appropriate box:

[X]           Preliminary Information Statement

[   ]           Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[   ]           Definitive Information Statement

ECCO Energy Corp.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (check the appropriate box):

[X]           No Fee Required.

[   ]           Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
1)      Title of each class of securities to which transaction applies:
2)      Aggregate number of securities to which transaction applies:
3)      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which filing fee is calculated and state how it was determined):
4)      Proposed maximum aggregate value of transaction:
5)      Total fee paid:

[   ]           Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offering fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.

1)           Amount previously paid:
2)           Form, Schedule or Registration Statement No.:
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4)           Date Filed:

ECCO ENERGY CORP.
3315 Marquart Street,
Houston, Texas  77027-6027
Telephone (713) 771-5500 – Facsimile (713) 771-5556

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN

CONSENT OF MAJORITY STOCKHOLDERS IN LIEU OF

A SPECIAL MEETING OF THE STOCKHOLDERS

To Our Stockholders:

NOTICE IS HEREBY GIVEN to inform the holders of record of shares of our common stock, that on June 21, 2010 our board of directors and stockholders holding a majority of our voting shares authorized the following actions:

•	Implemented a reverse stock split of our common stock outstanding as of the Record Date on the basis of one post-split share for every ten (10) pre-split shares (the “Reverse Stock Split”); and

•	A change of our corporate name to Eagle Ford Oil and Gas, Corp.

•	An amendment to our Articles of Incorporation to be filed with the Secretary of State if Nevada to effect the Reverse Stock Split and change of corporate name.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

There were 15,855,853 shares of our common stock, issued and outstanding, or reserved for issuance, at the opening of business on June 21, 2010.  Each share of our common stock is entitled to one vote in connection with the matters described above.

Prior to the mailing of this Information Statement, one of our shareholders who represents a majority of our outstanding voting shares, signed written consents approving the Reverse Stock Split and name change.  As a result, the actions have been approved and neither a meeting of our stockholders nor additional written consents are necessary.

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

We are mailing the Information Statement on or about July ___, 2010 to stockholders of record of the Company at the close of business on the day immediately preceding the date of mailing (the “Record Date”).

The actions described will become effective at the close of business on the 20th day after the date of mailing (the “Effective Date”).

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By Order of the Board of Directors,

_____________________________________________
Jesse Q. Ozbolt, Chairman and Chief Executive Officer

June 21, 2010

TABLE OF CONTENTS

QUESTIONS AND ANSWERS	4
OUTSTANDING SHARES AND VOTING INTERESTS	5
VOTING SECURITIES AND OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	5
EXECUTIVE COMPENSATION	6
REVERSE STOCK SPLIT	7
APPRAISAL RIGHTS	8
CHANGE OF CORPORATE NAME	8
ADDITIONAL INFORMATION	8

QUESTIONS AND ANSWERS

This Information Statement is first being sent to stockholders on or about July  , 2010.  The following questions and answers are intended to respond to frequently asked questions concerning the Reverse Stock Split and corporate name change.  These questions do not, and are not intended to, address all the questions that may be important to you.  You should carefully read the entire Information Statement, as well as its appendices and the documents incorporated by reference in this Information Statement.

Q:  WHY ISN'T THE COMPANY HOLDING A MEETING OF STOCKHOLDERS TO APPROVE THE REINCORPORATION?

A:  The board of directors has already approved the reincorporation plan and has received the written consent of officers, directors, and affiliates that represent a majority of our outstanding shares of common stock and other voting interests.  Under the Nevada Revised Statutes and our Articles of Incorporation this transaction may be approved by the written consent of a majority of the shares entitled to vote on it.  Since we have already received written consents representing the necessary number of shares, a meeting is not necessary and represents a substantial and avoidable expense.

Q:  HOW WILL THE REINCORPORATION AFFECT OUR OWNERS, OFFICERS, DIRECTORS AND EMPLOYEES?

Q:  HOW WILL THE REVERSE STOCK SPLIT AFFECT THE NUMBER OF SHARES OF CAPITAL STOCK WE ARE AUTHORIZED TO ISSUE?

A:  The Reverse Stock Split will not change the number of common shares we are authorized to issue and will remain unchanged at 75,000,000.

Q:  HOW WILL THE ACTIONS DESCRIBED HERE AFFECT MY SECURITIES AND PERCENTAGE OF OWNERSHIP OF THE COMPANY?

A:  The action described in this Information Statement will not affect your securities or your percentage of ownership on the Company.

Q: HOW DO I EXCHANGE COMPANY CERTIFICATES FOR CERTIFICATES OF EAGLE FORD?
A:  Enclosed with this Information Statement is a letter of transmittal and instructions for surrendering certificates representing your shares.  If you are a record stockholder, you should complete the letter of transmittal and send it with certificates representing your shares to the address set forth in the letter.  Upon surrender of a certificate for cancellation with a duly executed letter of transmittal, we will issue a new certificate representing the number of whole shares of Eagle Ford as soon as practical after the effective date of the reincorporation.  If you hold our stock in street name or in a brokerage account, we encourage you to request that certificate be issued to you so that you can exchange it for a certificate representing shares of Eagle Ford.

Q:  WHAT HAPPENS IF I DO NOT SURRENDER MY COMPANY CERTIFICATES?

A:  You are not required to surrender certificates representing Company shares to receive shares of Eagle Ford.  Until you receive shares of Eagle Ford you are entitled to receive notice of or vote at stockholder meetings and receive dividends or other distributions on the shares of Eagle Ford.

Q:  WHAT IF I HAVE LOST MY COMPANY CERTIFICATES?

A:  If you have lost your Company certificates, you should contact our transfer agent as soon as possible to have a new certificate issued.  You may be required to post a bond or other security to reimburse us for any damages or costs if the certificate is later delivered for conversion.  Our Transfer Agent is:

Standard Register
12528 South 1840 East
Draper, Utah 84020
Q:  CAN I REQUIRE THE COMPANY TO PURCHASE MY STOCK?

A: No. Under the Nevada Revised Statutes, you are not entitled to appraisal and purchase of your stock as a result of the Reverse Stock Split and change of corporate name.

Q:  WHO WILL PAY THE COSTS OF THE REVERSE STOCK SPLIT AND NAME CHANGE?

A.  Eagle Ford will pay all of the costs of the Reverse Stock Split and name change, including distributing this Information Statement and the cost of exchanging certificates representing shares of the Company for certificates representing shares of Eagle Ford.  We may also pay brokerage firms and other custodians for their reasonable expenses for forwarding information materials to the beneficial owners of our common stock.  We do not anticipate contracting for other services in connection with the reincorporation.

Q:  WILL I HAVE TO PAY TAXES ON THE NEW CERTIFICATES?

A:  We believe that the Reverse Stock Split and name change is not a taxable event and that you will be entitled to the same basis in the shares of Eagle Ford that you had in our common stock.  EVERYONE'S TAX SITUATION IS DIFFERENT AND YOU SHOULD CONSULT WITH YOUR PERSONAL TAX ADVISOR REGARDING THE TAX EFFECT OF THE REINCORPORATION.

OUTSTANDING SHARES AND VOTING INTERESTS

As of the  of opening of business on June 21, 2010, there were 15,855,853  shares of our common stock outstanding and 100,000 shares of our preferred stock outstanding.  Each share of our common stock is entitled to one vote and each share of our preferred stock is entitled to the number of votes equal to all other votes plus one additional vote.  Prior to the mailing of this Information Statement, Mr. Skipper, who owns all of the preferred stock outstanding, signed written consent approving the reincorporation.  As a result, the reincorporation has been approved and neither a meeting of our stockholders nor additional written consents are necessary.

VOTING SECURITIES AND OWNERSHIP

BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of (i) our common stock and our Series A Preferred Stock (our only class of preferred stock that has voting rights) by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and Series A Preferred Stock, (ii) each current director, nominee and executive officer, and (iii) all directors and officers as a group.  The information is determined in accordance with Rule 13d-3 promulgated under the Exchange Act based upon information furnished by the persons listed or contained in filings made by them with the SEC.  Except as indicated below, the stockholders listed possess sole voting and investment power with respect to their shares.  None of the directors, nominees, or officers of the Company owned any equity security issued by the Company’s subsidiaries.

Name and Address of Beneficial Owner (1)	Shares of Common Stock		Shares of Series A Preferred Stock		Percentage of Total Voting Power
Directors & Officers	Number	% of Class	Number	% of Class
Jesse Ozbolt	425,000	2.68			1.33
N. Thomas Wilson	455,000	2.86			1.43
All executive officers & directors as a group (2 persons)	880,000	5.54			2.75
Beneficial Owners of more than 5%
Samuel M. Skipper	5,120,499	32.23	100,000	100	53.20	(4)
Eugene A. Noser	989,819	6.24			3.12
Richard A. Bobigian 15907 Chilton Circle Spring, Texas 77379	1,180,998	7.45			3.72

*Less than one percent.
(1)	Unless otherwise indicated, the business address of the individuals listed is 3315 Marquart St., Suite 206, Houston, Texas 77027.
(2)
Includes: (i) 2,406,000 shares of common stock held of record by Mr. Skipper; (ii) 2,611,500 shares of common stock held of record by Samurai, an entity of which Mr. Skipper controls; and (iii) 102,999 shares of common stock held of record by Samurai Energy LLC, an entity of which Mr. Skipper controls.

(3)	Includes: (i) 125,000 shares of common stock held of record by Mr. Bobigian; and (ii) 1,080,999 shares of common stock held of record by RAB Ventures, Inc., an entity of which Mr. Bobigian controls.
(4)	The Series A Preferred Stock provides that Mr. Skipper shall, at a minimum, have voting power equal to all other votes plus one additional vote.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to our chief executive officer and chief financial officer for fiscal year ended December 31, 2009, our three executive officers during 2008 (collectively, the “Named Executive Officers”):

Summary Compensation

Name and				Stock	Option	Non-Equity Incentive Plan	Non-Qualified Deferred Compensation	All Other
Principal Position	Year	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
		($)	($)	($)	($)	($)	($)	($)	($)
Samuel Skipper,
President/CEO	2009	$50,000	$-	$0	$-	$-	$-	$-	$50,000
	2008	$60,000							$60,000

Jesse Ozbolt	2009	$72,000		43,375					115,375

N. Wilson Thomas	2009	$60,000		43,375					$103,375
Chief Financial Officer	2008	$10,000						$50,000	$60,000

Totals 2008		$70,000						$50,000	$120,000

Totals 2009		$182,000	$-	$86,750	$	$-	$-	-	$268,750

Additional Compensation of Directors

All of our directors are unpaid.

Board of Directors and Committees

Currently, our Board of Directors consists of Mr. Jesse Q. Ozbolt. We are not actively seeking additional board members.  At present, the Board of Directors has not established any committees.

Employment Agreements

Currently, we have no employment agreements with any of our Directors or Officers.

Outstanding Equity Awards At Fiscal Year-End.

        There were no unexercised options; stock that had not vested; or equity incentive plan awards for any of our Directors or Officers in the last two years.

REVERSE STOCK SPLIT

General

The board of directors has adopted, and the majority stockholder of the Company has approved, pursuant to the written consent dated as of June 21, 2010, a Reverse Stock Split.

The board of directors of the Company approved the adoption of the Reverse Stock Split by unanimous written consent as it believes the corporate actions are in the best interests of the Company and its stockholders.

Vote Required

Adoption of the Reverse Stock Split requires approval by holders of at least a majority of the outstanding shares of the Company’s common stock who are present, or represented, and entitled to vote thereon, at a special or annual meeting of stockholders.  The Nevada Revised Statutes provides that the written consent of stockholders holding at least a majority of the voting power may be substituted for such a special or annual meeting.

Our board of directors fixed the close of business on the day immediately prior to mailing this Information Statement as the record date for determining the stockholders entitled to notice of the above described actions.

Distribution and Costs

We will pay all costs associated with the distribution of this information statement, including the costs of printing and mailing. In addition, we will only deliver one information statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any stockholder or stockholders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Stockholders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address noted above.

Dissenters’ Right of Appraisal

No action will be taken in connection with the proposed corporate actions by our board of directors or the voting stockholders for which the Nevada Revised Statutes, our Articles of Incorporation or the Company’s bylaws provide a right of a stockholder to dissent and obtain appraisal of or payment for such stockholder’s shares.

Effect of the Reverse Stock Split

The Reverse Stock Split would not affect the registration of our common stock under the Securities Exchange Act of 1934, as amended, nor will it change our periodic reporting and other obligations thereunder.

The number of stockholders of record would not be affected by the Reverse Stock Split.  The authorized number of shares of our common stock and the par value of our common stock under our Articles of Incorporation will remain the same following the effective time of the Reverse Stock Split.

The number of shares of our common stock issued and outstanding on the Record Date will be reduced following the Effective Date of the Reverse Stock Split in accordance with the following formula: every ten (10) shares of our common stock owned by a stockholder will automatically be changed into and become one new share of our common stock.  Any shares issued and outstanding after the Effective Date would be unaffected.

As described below, all fractional share amounts resulting from the Reverse Stock Split will be rounded up to the next whole share in lieu of issuing any fractional share.

We currently have no intention of going private, and this proposed Reverse Stock Split is not intended to be a first step in a going private transaction and will not have the effect of a going private transaction covered by Rule 13e-3 of the Exchange Act. Moreover, the Reverse Stock Split does not increase the risk of us becoming a private company in the future.  We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934 following the Reverse Stock Split of our common stock.

The number of authorized but unissued shares of our common stock effectively will be increased significantly by the Reverse Stock Split of our common stock described below.  The Reverse Stock Split will have the effect of decreasing the number of our outstanding shares of our common stock.

The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of our common stock.

The effective increase in the number of authorized but unissued shares of our common stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our articles of incorporation or bylaws.  Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of the Company through a transaction opposed by our board of directors.  At this time, our board of directors does not have plans to issue any common shares resulting from the effective increase in our authorized but unissued shares created by the Reverse Stock Split and name change.

Federal Income Tax Consequences

We will not recognize any gain or loss as a result of the Reverse Stock Split.

The following description of the material federal income tax consequences of the Reverse Stock Split to our stockholders is based on the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this information statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. This discussion is for general information only and does not discuss the tax consequences that may apply to special classes of taxpayers (e.g., non-residents of the United States, broker/dealers or insurance companies). The state and local tax consequences of the Reverse Stock Split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. You are urged to consult your own tax advisors to determine the particular consequences to you.

We believe that the likely federal income tax effects of the Reverse Stock Split will be that a stockholder who receives a reduced number of shares of our common stock will not recognize gain or loss. With respect to a Reverse Stock Split, such a stockholder’s basis in the reduced number of shares of our common stock will equal the stockholder’s basis in its old shares of our common stock. The holding period of the post-effective Reverse Stock Split shares received will include the holding period of the pre-effective Reverse Stock Split shares exchanged.

Effective Date

The Reverse Stock Split will become effective as of the close of business on the 20th day after the date of mailing this Information Statement to our shareholders; however, the Reverse Stock Split will only affect those shares of our common stock outstanding as of the Effective Date.  Accordingly, all shares of our common stock that was issued and outstanding immediately on the Effective Date will be, automatically and without any action on the part of the stockholders, converted into new shares of our common stock in accordance with one for ten exchange ratio.

APPRAISAL RIGHTS

Nevada law does not provide for any right of appraisal or redemption in connection with the Reverse Stock Split or name change.  The stockholders are not entitled to receive consideration in lieu of the shares of Eagle Ford.

CHANGE OF CORPORATE NAME

The name Eagle Ford Oil and Gas Corp. will more accurately reflect the business of the Company.

ADDITIONAL INFORMATION

The Company has received no indication from any of its directors or non-employee directors of any intent to oppose any action to be taken by the Company.  There have been no proposals for action submitted to the Company by any stockholders other than the proposal which is the subject of this Information Statement.